John Hancock Trust
John Hancock Variable Insurance Portfolios, LLC
POWER OF ATTORNEY
     I do hereby constitute and appoint George Boyd, John J. Danello, Kinga Kapuscinski, Thomas Kinzler, Betsy Anne Seel, Charles Rizzo, Bruce Speca, John Vrysen, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Trust (the “Trust”), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Variable Insurance Portfolios, LLC (the “Company”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s, or the Company’s, registration statement on Form N-14 relating to the portfolio combinations listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Portfolio Combinations

The Trust:		The Company:
Core Equity Trust, a series of the Trust, into Fundamental Value Trust, a series of the Trust	or	Core Equity Fund, a series of the Company, into Fundamental Value Fund, a series of the Company

U.S. Large Cap Trust, a series of the Trust, into American Growth-Income Trust, a series of the Trust	or	U.S. Large Cap Fund, a series of the Company, into American Growth-Income Fund, a series of the Company

Income & Value Trust, a series of the Trust, into American Asset Allocation Trust, a series of the Trust	or	Income & Value Fund, a series of the Company, into American Asset Allocation Fund, a series of the Company

Mid Cap Value Trust, a series of the Trust, into Mid Value Trust, a series of the Trust	or	Mid Cap Value Fund, a series of the Company, into Mid Value Fund, a series of the Company

Small Company Trust, a series of the Trust, into Small Company Value Trust, a series of the Trust	or	Small Company Fund, a series of the Company, into Small Company Value Fund, a series of the Company

Classic Value Trust, a series of the Trust, into Equity Income Trust, a series of the Trust	or	Classic Value Fund, a series of the Company, into Equity Income Fund, a series of the Company

Name	Signature	Title	Date
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee / Director*	**

James R. Boyle	/s/ James R. Boyle	Trustee / Director*	**

Peter S. Burgess	/s/ Peter S. Burgess	Trustee / Director*	**

Elizabeth G. Cook	/s/ Elizabeth G. Cook	Trustee / Director*	**

Grace K. Fey	/s/ Grace K. Fey	Trustee / Director*	**

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee / Director*	**

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee / Director*	**

James M. Oates	/s/ James M. Oates	Trustee / Director*	**

Steven M. Roberts	/s/ Steven M. Roberts	Trustee / Director *	**

F. David Rolwing	/s/ F. David Rolwing	Trustee / Director*	**

*	Trustee of John Hancock Trust / Director of John Hancock Variable Insurance Portfolios, LLC

**	January 16, 2009